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                                                                    EXHIBIT 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

               IPC HOLDINGS ESTIMATES IMPACT OF HURRICANE CHARLEY

PEMBROKE, BERMUDA, August 24th, 2004. IPC Holdings, Ltd. (NASDAQ: IPCR) today announced that it expects third quarter, 2004 earnings to be negatively impacted by Hurricane Charley. Based upon a preliminary analysis of initial information available, the estimate of the impact on our results of operations in the third quarter is in the range of $35 million to $45 million.

The Company noted that it had received only a small number of actual loss advices from clients since the event. Accordingly, the estimated range was based on industry loss estimates, output from both industry and proprietary models and a review of contracts potentially affected by the event. The ultimate impact of losses from the hurricane on the Company's results of operations might therefore differ substantially from the estimate.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.


      CONTACT:    JIM BRYCE, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR
                  JOHN WEALE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                  TELEPHONE:    441-298-5100


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